UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 30, 2008

Capital Corp of the West
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-27384 (Commission File No.)	77-0147763 (IRS Employer Identification Number)

550 West Main Street
Merced, California                                                                                                 95340
(Address of principal executive offices)                                                                                                                      (Zip Code)

(209) 725-2200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                       Results of Operations and Financial Condition

The press release dated April 30, 2008, attached to this report as exhibit 99.1 is incorporated herein by reference.

Item 8.01.  Other Events

The press release dated April 30, 2008, attached to this report as exhibit 99.1, regarding filing of and clarification with respect to the call report filed April 30, 2008, is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits:

The exhibit list called for by this item is incorporated by reference to the Exhibit Index filed as part of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

    Dated:   May 1, 2008

CAPITAL CORP OF THE WEST

By:    /s/ David A. Heaberlin
David A. Heaberlin, Executive Vice President and Chief Financial Officer
                      (Duly Authorized Officer)

Exhibit Index

Exhibit Number	Description
99.1	Press release of the registrant dated April 30, 2008

Exhibit 99.1

PRESS RELEASE

Available for Immediate Publication:  April 30, 2008

Capital Corp of the West files first quarter call report.
Negotiations with borrowers and appraisal evaluations may result in remediation of reserves.

Merced, California, April 30, 2008 – Capital Corp of the West (NASDAQ: CCOW), the holding company for County Bank (“the Bank”),  announced today that the Bank has filed, as required, its first quarter Call Report with the Federal Reserve Bank of San Francisco. The Bank has filed this report based on the best available information at this time.

The Bank is continuing to receive appraisals for the properties collateralizing substantial loan relationships.  The Bank is in the process of evaluating the completed appraisals and more appraisals that are expected to be received over the next several days.

The Bank is also engaged in various negotiations with borrowers, which if successful, will result in adjustments to reserves the Bank has already established. A number of borrowers have expressed a willingness to re-collateralize, make additional principal payments or pay off these loans in their entirety.

In light of existing market conditions and these review processes, the Bank’s allowance for loan losses as of March 31, 2008, is likely to change.

Until these processes are complete the Bank's parent, Capital Corp of the West ("the Company"), is unable to release the results of its operations for the first quarter of 2008. The Company anticipates that actual consolidated results of operations, when determined, may vary from those included in the Call Report and that the Bank will file an amended Call Report at that time.

Forward Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended and Capital Corp of the West intends for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release.  Factors that might cause such differences include, but are not limited to: independent valuations or appraisals of certain assets and the timeliness of those valuations or appraisals, the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic, real estate and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; loss of key personnel; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

In addition, discussions about risks and uncertainties are set forth from time to time in the Company’s publicly available Securities and Exchange Commission filings. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

Reference Information

Capital Corp of the West, a bank holding company established November 1, 1995, is the parent company of County Bank, which has over 30 years of service as “Central California’s Community Bank.”  Currently, County Bank has forty branch offices serving thirteen counties in California.  Its primary concentration is in the Central Valley of California.  As of the latest FDIC data, County Bank has a 7.29% market share in the six Central California counties in which it has a significant retail branch presence, ranking County Bank fifth out of forty-one financial institutions in that market area.

For further information about the Company, contact Thomas Smith. Director of Marketing at 209-725-4552.